Exhibit 22

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

If you have sold all your shares of common stock in Distribución y Servicio D&S S.A. (the “Company”), please send this Form of Acceptance together with the accompanying documents as soon as possible to the purchaser or to the stockbroker, bank or other agent through whom the sale was effected for transmission to the purchaser.

This document should be read in conjunction with the U.S. Supplement and Prospectus dated February 23, 2009 (the “Offer Materials”). The definitions used in the Offer Materials apply in this Form of Acceptance (this “Form”). All terms and conditions contained in the Offer Materials applicable to the Offer (as defined in the Offer Materials) for Shares are deemed to be incorporated in and form part of this Form.

FORM OF ACCEPTANCE

to Tender Shares of Common Stock

of

Distribución y Servicio D&S S.A.

Pursuant to the U.S. Supplement and Prospectus

dated February 23, 2009

by

INVERSIONES AUSTRALES TRES LIMITADA

a limited liability company (sociedad de responsabilidad limitada) indirectly wholly owned by

WAL-MART STORES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, CHILEAN TIME, WHICH CORRESPONDS TO 10:00 P.M. NEW YORK CITY TIME, ON MARCH 25, 2009, UNLESS THE OFFER IS EXTENDED.

The Share Receiving Agent for the Shares in the Offer is:

IM Trust S.A. Corredores de Bolsa

By Mail/Overnight Courier:
IM Trust
avenida Apoquindo 3721
piso 9
Las Condes, Santiago, Chile

In addition, Computershare Trust Company, N.A. (the “Forwarding Agent”) has agreed to act as forwarding agent for the Share Receiving Agent and as such will accept tenders of Shares in the U.S. on behalf of the Share Receiving Agent and will transfer the documents so received to the Share Receiving Agent promptly upon receipt at the risk of the tendering holder. Accordingly, if you deliver your materials to the Forwarding Agent, please do so no later than five days prior to the Expiration Date, as defined below, to allow the materials to arrive at the Share Receiving Agent on or prior to the Expiration Date.

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton MA 02021

DELIVERY OF THIS FORM OF ACCEPTANCE TO ADDRESSES OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions accompanying this Form of Acceptance should be read carefully before this Form of Acceptance is completed. Questions and requests for assistance may be directed to the Information Agent, Georgeson Inc., at (888) 350-3512.

THIS FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING SHARES. DO NOT USE THIS FORM OF ACCEPTANCE FOR TENDERING ADSs OR FOR ANY OTHER PURPOSE.

Action to be taken to accept the Offer

Please read the detailed instructions on how to complete this Form. This Form should only be used to accept the offer by Inversiones Australes Tres Limitada (“Bidder”), a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of the Republic of Chile and an indirectly wholly owned subsidiary of Wal-Mart Stores, Inc. (“Wal-Mart”), a publicly held stock corporation organized and existing under the laws of Delaware, to purchase any and all of the shares of common stock (the “Shares”) of Distribución y Servicio D&S S.A. (the “Company”), a publicly traded stock corporation organized under the laws of the Republic of Chile, from all holders of Shares resident in the United States (the “U.S. Holders”), upon the terms and subject to the conditions set forth in the Offer Materials, Form of Acceptance and ADS Letter of Transmittal (which, as the same may be amended and supplemented from time to time, constitute the “Offer”).

If you are a holder of American Depositary Shares (“ADSs”), you will receive and should complete an ADS Letter of Transmittal and related documents in accordance with the instructions set out therein.

If you wish to accept the Offer, send this completed and signed Form, together with the documents identified below to IM Trust S.A. Corredores de Bolsa (the “Share Receiving Agent”), at the address set forth on the front cover as soon as possible and in any event not later than 12:00 midnight, Chilean time, on March 25, 2009 (the “Expiration Date”) unless the Offer is extended. In addition, you may send this completed and signed Form, together with the documents identified below, to the Forwarding Agent who has agreed to forward the materials to the Share Receiving Agent. If you deliver your materials to the Forwarding Agent, please do so no later than five days prior to the Expiration Date to allow the materials to arrive at the Share Receiving Agent on or prior to the Expiration Date.

Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer Materials and in this Form. In the event of an inconsistency between the terms and procedures in this Form and the Offer Materials, the terms and procedures in the Offer Materials shall govern.

If you have any questions as to how to complete this Form, please contact Georgeson Inc., the Information Agent, at (888) 350-3512. Do not detach any part of this Form.

Instructions for Completion and Submission of this Form

If you wish to accept the Offer you should:

(i)	complete and sign this Form in accordance with the instructions set out below;

(ii)	forward this Form, together with the following documents to the Share Receiving Agent or the Forwarding Agent at the addresses set forth on the front cover:

(a)	the original stock certificates and/or a certificate to be issued to such effect by the department of shares in the Company evidencing that the stock certificates is/are deposited with the Company;

(b)	the certificate to be issued to such effect by the department of shares of the Company, evidencing that there is no proof in the corporate records that the shares are subject to any liens, and thus it is possible to register the same in favor of the Share Receiving Agent;

(c)	a copy authenticated by a Notary Public, on both sides, of the individual shareholder’s identity card, his/her representative, if appropriate, or that of the representative of the shareholder if a company, the original of which shall be shown upon subscription of the acceptance. The fact that it is a true copy of the original shall be authenticated by a Notary Public or verified by the relevant securities broker;

(d)	the original or an authenticated copy of the power of attorney in force which shall contain sufficient powers to act as representative, granted or authenticated before a Notary Public;

(e)	an authenticated copy of the legal background of the shareholder if a company. Furthermore, the accepting shareholder shall have the customer’s card and the custodian agreement executed with the securities broker duly signed along with a good standing certificate in force;

(f)	any other documents requested by the Share Receiving Agent to evidence the authority of the U.S. Holder to tender and sell its Shares; and

(iii)	ensure that they are sent so that they arrive or are delivered at the address of the Share Receiving Agent set forth above not later than the Expiration Date.

Power of Attorney

By executing the Form of Acceptance as set forth above, the tendering holder of Shares irrevocably appoints the designee of Bidder as attorney-in-fact and proxy of such holder, with full power of substitution, to vote the Shares as in such manner as each such attorney-in-fact and proxy (or any substitute thereof) will deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of such holder’s rights with respect to the Shares (and any and all securities or rights issued or issuable in respect of such Shares on or after February 23, 2009 (collectively, the “Share Distributions”)) tendered by such holder and accepted for payment by Bidder prior to the time of such vote or action. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Shares and will be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment by Bidder will revoke, without further action, any other proxy or power of attorney granted by such holder at any time with respect to such Shares and all Share Distributions and no subsequent proxies or powers of attorney may be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by such holder.

Negative Covenant

By signing this Form, you agree that, until the Expiration Date or until your Shares are withdrawn from the Offer, you will not sell, transfer, assign, pledge or in any other way dispose of or encumber the Shares tendered hereby.

Representation

By signing this Form, you declare that your Shares tendered are fully paid and free from liens, equities, charges and encumbrances and that you have the full power and authority to tender and assign your Shares pursuant to the Offer.

How to complete this Form

(Please complete in BLOCK CAPITALS)

1.	The Offer

To accept the Offer, write in Box 1 the total number of Shares for which you wish to accept the Offer. If no number, or a number greater then your entire holding of Shares, is written in Box 1 and you have signed Box 2, you will be deemed to have written the number of Shares comprised in, and to have accepted the Offer in respect of all Shares tendered. To accept the Offer, complete Boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.

BOX 1

Number of Shares to be Tendered

2.	Signatures

You must execute Box 2 in order to tender your Shares and accept the Offer. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Form. If any of the tendered Shares are registered in different name on several Share certificates, it will be necessary to complete, sign and submit as many separate Forms as there are different registrations of the Share certificates.

If you sign in a capacity other than that of a registered holder (e.g., under a Power of Attorney), please state the capacity in which you sign and send together with this Form either (i) proper evidence satisfactory to Bidder of your authority to act in such capacity, or (ii) in the case of a Power of Attorney, an authorized copy of the Power of Attorney duly granted before a Notary Public in Chile or before the competent Chilean General Consul.

Sign here to accept the Offer

BOX 2

Box 2
Execution by individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

(Name of record holder)
(Name of Company)
(Signature of record holder) As evidence of the consent of the spouse in accordance with section 1277 of the Chilean Civil Code:
Signature:	(Signature)
Full name:
Capacity: (Spouse/Representative) (The space above should be used to notarize as appropriate)	(Signature)

3.	Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

Box 3

First registered holder 1. First name(s) (Mr. Mrs. Miss Title) Last name	Joint registered holder(s) 2. First name(s) (Mr. Mrs. Miss Title) Last name	Joint registered holder(s) 3. First name(s) (Mr. Mrs. Miss. Title) Last name	Joint registered holder(s) 4. First name(s) (Mr. Mrs. Miss Title) Last name	5. Corporation(s) Name of Corporation

Address	Address	Address	Address	Address

Zip code	Zip code	Zip code	Zip code	Zip code

Please provide your daytime telephone number in the event that there are any questions regarding the above.

Daytime Telephone No.                     .

4.	Alternative address

Insert in Box 4 the name and address of the person or agent (for example, your bank) to whom you wish the consideration or returned documents to be sent if not the same as in Box 3. Complete this box if you wish the consideration and/or other documents to be sent to someone other than the first-named registered holder at the address set out in Box 3.

BOX 4
Name
Address

Daytime telephone number

Additional notes regarding the completion and submission of this Form

In order to be effective, this Form must, except as mentioned below, be executed personally by the registered holder or, in the case of a joint holding, by the representative of ALL the joint holders as provided for in Article 23 of Law 18.046 of the Chilean Corporations Law. A corporation must execute this Form by means of an authorized officer.

1.	If your tendered Shares are accepted for payment, you may be subject to U.S. income tax backup withholding

Under U.S. federal income tax law, the amount of any payments made by the Share Receiving Agent to holders of Shares (other than corporate and certain other exempt holders) pursuant to the U.S. Offer may be subject to backup withholding tax currently at a rate of 28%. To avoid such backup withholding tax with respect to payments pursuant to the Offer, a non-exempt, tendering “U.S. Security Holder” (as defined under “U.S. Federal Income Tax Consequences” in the U.S. Supplement) must provide the Share Receiving Agent with such holder’s correct taxpayer identification number (“TIN”) and certify under penalty of perjury that (a) the TIN provided is correct (or that such holder is awaiting a TIN) and (b) such holder is not subject to backup withholding tax by completing the Substitute Form W-9 included as part of the Form of Acceptance. If backup withholding applies with respect to a holder of Shares or if a holder of Shares fails to deliver a completed Substitute Form W-9 to the Share Receiving Agent or otherwise establish an exemption, the Share Receiving Agent is required to withhold 28% of any payments made to such holder. See “Certain Material Tax Considerations” in the U.S. Supplement.

The box in Part II of Substitute Form W-9 may be checked if the holder of Shares is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II is so checked and the Share Receiving Agent is not provided with a TIN by the time of payment, the Share Receiving Agent will withhold 28% on all such payments until a TIN is provided to the Share Receiving Agent.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Share Receiving Agent cannot refund amounts withheld by reason of backup withholding.

2.	If I want to make a partial tender

If fewer than all of the Shares delivered to the Share Receiving Agent are to be tendered, fill in the number of Shares which are to be tendered in Box 1. All Shares delivered to the Share Receiving Agent will be deemed to have been tendered unless otherwise indicated in Box 1.

TO BE COMPLETED BY ALL TENDERING HOLDERS

Substitute Form W-9 Request for Taxpayer Identification Number and Certification

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below)
Name:
Please check the appropriate box:	☐ Individual/sole proprietor	☐ Corporation	☐ Exempt from Backup Withholding
	☐ Partnership	☐ Other (specify):
Address:
City, State, and Zip Code:

PART I SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS

Enter your taxpayer identification number in the appropriate box.

For most individuals this is your social security number. If you do not have a number, see the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines on which number to give the payer.

Social Security Number Employer Identification Number

PART II ☐ Awaiting TIN

PART III

Certification — Under penalties of perjury, I certify that:

(1)    the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out Item(2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item(2). The certification requirement does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement account, and payments other than interest and dividends. Also see “Signing the Certification” under “Specific Instructions” in the enclosed Guidelines.

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE “TIN” IN PART I ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalty of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		GIVE THE NAME AND SOCIAL SECURITY NUMBER OF —
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	(a.) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

	(b.) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

6.	A disregarded entity not owned by an individual	The owner

For this type of account:		GIVE THE NAME AND SOCIAL SECURITY NUMBER OF —
7.	A valid trust, estate or pension trust	The legal entity(4)

8.	Corporate account or account of LLC electing corporate status on Form 8832	The corporation

9.	Association, club, religious, charitable or other tax-exempt organization	The organization

10.	Partnership account held in the name of the business or account of multi-member LLC (other than an LLC described in item 10)	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one), but the IRS encourages you to use your Social Security Number.
(4)	List first and circle the name of the legal trust, estate or pension trust (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9, Cont.

OBTAINING A NUMBER

If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if the payee does not provide a TIN in the manner required, the payer is not required to backup withhold on any payments made to a payee that is:

1.	An organization exempt from tax under section 501(a), any individual retirement account (“IRA”) where the payor is also the trustee or custodian, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

1.	A corporation.

2.	A foreign central bank of issue.

3.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

4.	A futures commission merchant registered with the Commodity Futures Trading Commission.

5.	A real estate investment trust.

6.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

7.	A common trust fund operated by a bank under section 584(a).

8.	A financial institution.

9.	A middleman known in the investment community as a nominee or custodian.

10.	A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•

Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•	Wages.

•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA where the payor is also the trustee or custodian, an owner-employee plan, or other deferred compensation plan.

•	Distributions from qualified tuition programs or Coverdell ESAs.

•	Certain surrenders of life insurance contracts.

•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

•	Real estate transactions reportable under section 6045(e).

•	Cancelled debts reportable under section 6050P.

•

Certain payment card transactions by a qualified payment card agent (as described in Revenue Procedure 2004-42 and Treasury Regulations section 31.3406(g)-1(f)) and if the requirements under Treasury Regulations section 31.3406(g)-1(f) are met.

•	Distributions from a medical savings account and long-term care benefits.

•	Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice. — Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish TIN. — If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Civil and Criminal Penalties for False Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.